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                                                                 Exhibit 10(d)






                                    AMENDMENTS TO
                              J. C. PENNEY COMPANY, INC.
                           1995 DEFERRED COMPENSATION PLAN







                                Adopted April 4, 1997




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          1.   The definition of Eligible Associate in Section 2 shall be
                                 __________________
               amended effective January 1, 1998 in its entirety as follows:

               Eligible Associate means any associate of an Employer whose
               __________________
               Earnings in the preceding Plan Year (or in the calendar year ended December 31, 1994, in the case of the first Plan Year) equalled or exceeded the applicable Earnings Dollar Limit.

          2. Section 5 shall be amended effective January 1, 1998 to revise sentence one of paragraph two as follows:

               The Election to Defer shall be stated as a whole percentage of the total of Base Salary, COMP, and PUP, and the deferral percentage shall be the same for each such form of compensation.

          3. Section 7 shall be amended effective August 1, 1997 to revise the paragraph entitled Interest as follows:
                                             ________

               Each Participant's Account shall be credited with interest on a daily basis using an interest rate equal to the Moody's Single A Corporate Bond Yield in effect as of the last day of a month, except as otherwise provided in Section 10 hereof. The interest rate determined as of the last day of a month shall be used to credit interest to each Participant's Account for the period beginning on the fifth business day of the next month through the fourth business day of the next following month. Interest at the applicable rate, as stated above, shall continue to accrue and be credited to a Participant's Account in accordance with the above provisions until the Account is fully distributed.
               The Personnel and Compensation Committee may amend or change the annual effective interest rate at any time and from time to time.

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